UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2013

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CAPITAL PROPERTIES, INC.
 (Exact name of registrant as specified in its charter)

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Rhode Island
(State or other jurisdiction of incorporation)

001-08499	05-0386287
(Commission File Number)	(IRS Employer Identification Number)

100 Dexter Road, East Providence, Rhode Island 02914
(Address of principal executive offices)

(401) 435-7171
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 8.01.Other Events.

(a)
      Capital Terminal Company (“CTC”) and Dunellen, LLC (“Dunellen”), both wholly owned subsidiaries of Capital Properties, Inc., have leased to a petroleum marketing and trading company 340,000 barrels of storage capacity at Dunellen’s 1,000,000 barrel petroleum storage facility in East Providence, Rhode Island for an eight (8) month period commencing September 1, 2013 and ending April 30, 2014.  The lease includes the right to use Dunellen’s related deep water pier facility.  The lease contains automatic multiple extension periods of three months each unless either party elects to terminate at least sixty (60) days prior to the expiration of the initial or any extension term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

Date: September 18, 2013	By:	/s/ Barbara J. Dreyer
Barbara J. Dreyer
Treasurer